UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2011

Commission File Number: 00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland	043639825
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California 91910
(Address of principal executive offices)

619-691-1519
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On September 26, 2011 First PacTrust Bancorp, Inc. ("First PacTrust") will host an Investor Day conference at the Riviera Country Club in Los Angeles, California, during which First PacTrust management will make a presentation to attending investors and others, using the slides containing company information attached to this report as Exhibit 99.1 (the "Presentation").
First PacTrust makes reference to non-GAAP financial measures in the Presentation, and includes information regarding such measures in the Presentation.

Item 7.01     Regulation FD Disclosure.

On September 26, 2011, First PacTrust Bancorp, Inc. will host an Investor Day conference from 9:00 a.m. to 1:00 p.m. PDT at the Riviera Country Club in Los Angeles, California, during which First PacTrust management will make a presentation to attending investors and others, using the slides contaiing company information attached to this report as Exhibit 99.1.

Item 8.01     Other Events.

Item 8.01 Other Information.
The registrant had previously announced entering into a definitive agreement, dated as of August 30, 2011, pursuant to which Beach Business Bank will merge with and into a wholly owned subsidiary of the Company. An investor presentation is incorporated herein by reference as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No. 99.1	Description of Exhibit First PacTrust Bancorp, Inc. Investor Day Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2011	First PacTrust Bancorp, Inc. By: /s/ James P. Sheehy Name: James P. Sheehy Title: Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description

EX-99.1	First PacTrust Bancorp, Inc. Investor Day Presentation Materials dated September 26, 2011